SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     December 15, 2003

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400
(Registrant’s telephone number, including area code)

Item 5. Other Events.

Settlement Agreement and Release

On December 15, 2003, ISCO International, Inc. (the “Company”), and Morgan and Finnegan L.L.P. (“M&F”), the Company’s former patent counsel, entered into a Settlement Agreement and Release. As a result of the parties’ respective claims arising from ISCO’s engagement of M&F, the parties have determined to settle such claims in accordance with the Settlement Agreement, pursuant to which the Company has issued 1,000,000 shares of common stock to M&F. The Company had reserved a two million dollar ($2,000,000) accrued liability related to the claims. This accrued liability is resolved and no longer necessary. Both the expense that created the accounting reserve and the reversal of that expense upon termination of the reserve occurred during the fiscal year 2003.

Item 7—Financial Statements, Pro Forma Financial Information and Exhibits.

Items (a) and (b) are inapplicable.

(c)	Exhibits

10.1 Settlement Agreement and Release dated December 15, 2003 between ISCO International, Inc. and Morgan & Finnegan, L.L.P.

10.2 Stock Purchase Agreement dated December 15, 2003 between ISCO International, Inc. and Morgan & Finnegan, L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 16, 2003	ISCO International, Inc.

	By:	/s/ Frank Cesario

Frank Cesario Chief Financial Officer

Exhibit Index

10.1* Settlement Agreement and Release dated December 15, 2003 between ISCO International, Inc. and Morgan & Finnegan, L.L.P.

10.2* Stock Purchase Agreement dated December 15, 2003 between ISCO International, Inc. and Morgan & Finnegan, L.L.P.

*	Filed herewith.